EXECUTION VERSION

3D SYSTEMS CORPORATION

5.50% Senior Convertible Notes due 2016

INDENTURE

Dated as of November 22, 2011

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

TABLE OF CONTENTS

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SECTION 12.10. No Recourse Against Others	73
SECTION 12.11. Successors	73
SECTION 12.12. Multiple Originals	73
SECTION 12.13. Table of Contents; Headings	73
SECTION 12.14. Severability Clause	73
SECTION 12.15. Calculations	73
SECTION 12.16. U.S.A. Patriot Act	74

Exhibit A                      -           Form of Note

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INDENTURE dated as of November 22, 2011 between 3D SYSTEMS CORPORATION, a Delaware corporation, as issuer (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, the Company has duly authorized the creation of an issue of its 5.50% Senior Convertible Notes due 2016 (the “Notes”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Notes, when the Notes are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Notes, as follows:

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01.   Definitions.  The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.  All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture.  The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.  The terms defined in this Article include the plural as well as the singular.

“Additional Interest” means all amounts, if any, payable pursuant to Section 7.03.

“Additional Shares” has the meaning specified in Section 11.09(a).

“Adjustment Event” has the meaning specified in Section 11.05(k).

 “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.08(b)(vi).

“Averaging Period” has the meaning specified in Section 11.05(e).

“Automatic Exchange” has the meaning specified in Section 2.15.

“Automatic Exchange Notice” has the meaning specified in Section 2.15.

“Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

“Bid Solicitation Agent” means the financial institution appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 11.01(5).  The Bid Solicitation Agent appointed by the Company shall initially be the Trustee.

“Board of Directors” means the Board of Directors of the Company or, other than in the case of the definition of “Continuing Directors,” any committee thereof duly authorized to act on behalf of such Board.

“Business Day” has the meaning specified in Section 12.08.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Closing Sale Price” of Common Stock on any date means:

(i) the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which Common Stock is traded; or

(ii) if Common Stock is not listed on a U.S. national or regional securities exchange, the last quoted bid price for Common Stock on that date in the over-the-counter market as reported by Pink OTC Markets Inc. or a similar organization; or

(iii) if Common Stock is not so quoted by Pink OTC Markets Inc. or a similar organization, as determined by a nationally recognized securities dealer retained by the Company for that purpose.

The Closing Sale Price will be determined without reference to extended or after hours trading.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company, or such other capital stock into which the Company’s Common Stock is reclassified or changed.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the indenture securities.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date of this Indenture; or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director’s nomination or election.

“Conversion Agent” means the agency appointed by the Company to which Notes may be presented for conversion.  The Conversion Agent appointed by the Company shall initially be the Trustee.

“Conversion Date” means the date that a Holder satisfies the requirements set forth in Section 11.03(a) or 11.03(b), as applicable.

“Conversion Notice” has the meaning specified in Section 11.03(a).

“Conversion Obligation” means the Pre-HSR Deadline Conversion Obligation and the Post-HSR Deadline Conversion Obligation.

“Conversion Period” means the 25 consecutive Trading Day period:

(1) with respect to Conversion Notices received during the period beginning on, and including, the 30th Scheduled Trading Day immediately preceding the Maturity Date and ending on, and including, the Scheduled Trading Day immediately preceding the Maturity Date, beginning on the 27th Scheduled Trading Day immediately preceding the Maturity Date; and

(2) in all other cases, beginning on, and including, the third Trading Day following the Company’s receipt of a Holder’s Conversion Notice.

 “Conversion Price” on any date of determination means $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” has the meaning specified in Section 11.01.

“Conversion Settlement Amount” has the meaning specified in Section 11.04(a).

“Corporate Trust Office” means the office of the Trustee at which any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 7000 Central Parkway, Suite 550, Atlanta, Georgia 30328, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Daily Conversion Value” means, for any Trading Day in the applicable Conversion Period, 1/25th of:

(1) the Conversion Rate in effect on that Trading Day, multiplied by

(2) the VWAP of the Common Stock (or the unit of consideration into which one share of Common Stock has been converted in connection with a Non-Stock Change of Control) on that Trading Day.

“Daily Settlement Amount,” means, for each $1,000 principal amount of Notes, for each of the 25 consecutive Trading Days in the relevant Conversion Period:

(1)  cash equal to the lesser of (A) the dollar amount per $1,000 principal amount of Notes to be received upon conversion as specified in the notice specifying the Company’s chosen settlement method (the “Specified Dollar Amount”), if any, divided by 25 (such quotient the “Daily Measurement Value”) and (B) the Daily Conversion Value; and

(2)  to the extent the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock (the “Daily Share Amount”) equal to, (A) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (B) the VWAP of Common Stock on such Trading Day.

“declaration date” and “date of declaration” shall mean, with respect to a distribution by the Company to all or substantially all of its holders of Common Stock, the date on which the distribution has been authorized by the Board of Directors under applicable law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.13.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes.  DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Determination Date” has the meaning specified in Section 11.05(k).

“DTC” means The Depository Trust Company.

“Effective Date” means the Non-Stock Change of Control Effective Date (with respect to a Non-Stock Change of Control) and the Redemption Notice Effective Date (with respect to a redemption of the Notes pursuant to Article 3 hereof), as applicable.

“Event of Default” has the meaning specified in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means, in respect of a dividend or distribution to holders of Common Stock, the first date upon which shares of Common Stock trade on the applicable exchange or applicable market, regular way, without the right to receive the relevant issuance, dividend or distribution.

“Expiration Date” has the meaning specified in Section 11.05(e).

“Fair Market Value” means the amount that a willing buyer would pay to a willing seller in an arms’ length transaction, as determined by the Board of Directors.

 “Fundamental Change” shall be deemed to have occurred at such time after the original issuance of the Notes that any of the following occurs:

(1)           the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the Company’s Capital Stock that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body);

(2)           the first day on which a majority of the members of the Board of Directors are not Continuing Directors;

(3)           the adoption of a plan relating to the liquidation or dissolution of the Company;

(4)           the consolidation or merger of the Company with or into any other “person” (as this term is used in Section 13(d)(3) of the Exchange Act), other than:

(a)           any transaction that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock; or

(b)           any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common

Stock of the surviving entity, provided such shares are or will immediately be listed for trading on the NYSE, the NASDAQ Global Market, the NASDAQ Global Select Market or another U.S. national securities exchange;

(5)           the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its subsidiaries taken as a whole to any “person” or “group”) (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

(6)           the termination of trading of Common Stock, which will be deemed to have occurred if Common Stock or other common stock upon which the Conversion Settlement Amount upon conversion will be based is neither listed for trading on the NYSE, the NASDAQ Global Market, the NASDAQ Global Select Market or another U.S. national securities exchange.

However, a Fundamental Change will be deemed not to have occurred if at least 90% of the consideration paid for Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions which otherwise would constitute a Fundamental Change under clauses (1), (3), (4) or (5) above consists of shares of common stock, depositary receipts or other certificates representing Common Equity interests traded or to be traded immediately following such transaction on the NYSE, the NASDAQ Global Market, the NASDAQ Global Select Market (or any of their respective successors) or another U.S. national securities exchange and, as a result of the transaction or transactions, the Conversion Settlement Amount upon conversion of the Notes becomes based on such common stock, depositary receipts or other certificates representing Common Equity interests (and any rights attached thereto) and other applicable consideration.

“Fundamental Change Company Notice” has the meaning specified in Section 4.02.

“Fundamental Change Repurchase Date” has the meaning specified in Section 4.01(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 4.01(c).

“Fundamental Change Repurchase Price” has the meaning specified in Section 4.01(a).

“Global Notes” has the meaning specified in Section 2.02.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“HSR Redemption Notice Deadline” means 5:00 p.m., New York City time on August 15, 2012.

“Indenture” means this Indenture as amended or supplemented from time to time.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Defaulted Interest, if any, Additional Interest, if any, and Reporting Additional Interest, if any.

“Interest Payment Date” has the meaning specified in Section 2.03(c).

“Irrevocable Settlement Election” has the meaning specified in Section 11.04(f).

“Issue Date” means the date of initial issuance of Notes pursuant to this Indenture.

“Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or market on which shares of Common Stock (or other relevant securities) are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for shares of Common Stock (or other relevant securities) for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in shares of Common Stock (or other relevant securities) or in any options contracts or future contracts relating to shares of Common Stock (or other relevant securities).

“Maturity Date” means December 15, 2016.

“Minimum Cash Amount” has the meaning specified in Section 11.04(f).

“Non-Stock Change of Control” means a transaction described under clause (1), clause (3), clause (4) or clause (5) of the definition of Fundamental Change pursuant to which less than 90% of the consideration for Common Stock (other than cash payments for fractional shares, if applicable, and cash payments made in respect of dissenters’ appraisal rights) in such transaction consists of shares of common stock, depositary receipts or other certificates representing Common Equity interests traded or scheduled to be traded immediately following such transaction on the NYSE, the NASDAQ Global Market, the NASDAQ Global Select Market or another U.S. national securities exchange.

“Non-Stock Change of Control Effective Date” means the Business Day following the date on which a Non-Stock Change of Control becomes effective.

“Non-Stock Change of Control Stock Price” means the price paid per share for Common Stock in a Non-Stock Change of Control.

“Noteholder” or “Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Notes” means any Notes issued, authenticated and delivered under this Indenture, including any Global Notes.

“NYSE” means the New York Stock Exchange.

“Officer” means the Chief Executive Officer, Chairman of the Board, the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.  One of the officers executing an Officers’ Certificate in accordance with Section 5.06 shall be the chief executive officer, chief financial officer or chief accounting officer of the Company.

 “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Paying Agent” has the meaning specified in Section 2.05.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Placement Agents” means Barclays Capital Inc., Canaccord Genuity Inc. and Needham & Company, LLC.

“Post-HSR Deadline Conversion Obligation” has the meaning specified in Section 11.02.

“Pre-HSR Deadline Conversion Obligation” has the meaning specified in Section 11.01.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Private Placement Memorandum” means the Private Placement Memorandum prepared by the Company and dated November 21, 2011 in relation to the sale of the Notes.

“protected purchaser” has the meaning specified in Section 2.09.

“Redemption Date” means the date fixed for redemption of Notes by the Company, provided that such date shall be a Business Day and shall not occur after the Maturity Date.

“Redemption Notice” has the meaning specified in Section 3.03.

“Redemption Notice Effective Date” means the date the Company delivers a Redemption Notice.

“Redemption Settlement Value” has the meaning specified in Section 3.02(a).

“Redemption Stock Price”  means the average of the Closing Sale Prices of the Common Stock over the five Trading Days prior to but not including the Trading Day on which a Redemption Notice is delivered.

“Reference Property” has the meaning specified in Section 11.06(b).

“Register” has the meaning specified in Section 2.05.

“Registrar” has the meaning specified in Section 2.05.

“Regular Record Date” means, with respect to any Interest Payment Date of the Notes, the June 1 and December 1 preceding the applicable June 15 and December 15 Interest Payment Date, respectively.

“Reorganization Event” has the meaning specified in Section 11.06(b).

“Reporting Additional Interest” has the meaning specified in Section 7.13.

“Resale Restriction Termination Date” has the meaning specified in Section 2.08(d).

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.

“Restricted Global Note” has the meaning specified in Section 2.15.

“Restricted Securities” has the meaning specified in Section 2.08(c).

“Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.

“Schedule TO” means a Tender Offer Statement under Section 14(d)(1) or 13(e)(1) of the Exchange Act.

“Scheduled Trading Day” means any day on which the principal U.S. national securities exchange or market on which Common Stock is listed or admitted for trading is scheduled to be open for trading.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the SEC.

“Special Interest Payment Date” has the meaning specified in Section 2.13(a).

“Special Record Date” has the meaning specified in Section 2.13(a).

“Spin-Off” has the meaning specified in Section 11.05(c).

“Stock Price” means the Non-Stock Change of Control Stock Price (with respect to a Non-Stock Change of Control) and the Redemption Stock Price (with respect to a redemption of the Notes pursuant to Article 3 hereof), as applicable.

“Stock Price Measurement Period” has the meaning specified in Section 11.01(1).

“Subsidiary” of any specified person means any corporation at which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such person, or by one or more other Subsidiaries, or by such person and one or more other Subsidiaries.

“Successor Company” has the meaning specified in Section 6.01(a).

“Trading day” means a day during which (1) trading in Common Stock generally occurs, (2) there is no Market Disruption Event and (3) a Closing Sale Price for the Common Stock is provided on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

“Trading Price” per $1,000 principal amount of Notes on any date of determination shall be the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 aggregate principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company; provided that, if only one such bid can reasonably be obtained, then that one bid will be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 aggregate principal amount of Notes from an independent nationally recognized securities dealer, or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Closing Sale Price of Common Stock for such day and the applicable Conversion Rate, as calculated by the Company.

“Trading Price Measurement Period” has the meaning specified in Section 11.01(5).

“Transaction” means the acquisition of Z Corporation and Vidar Systems Corporation as described in the Private Placement Memorandum.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Global Note” has the meaning specified in Section 2.15.

“Valuation Period” has the meaning specified in Section 11.05(c).

“VWAP” of Common Stock on any Trading Day means such per share volume-weighted average price as is displayed on Bloomberg (or any successor service) page DDD<EQUITY>AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the VWAP means the market value per share of Common Stock on such Trading Day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. The VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Wholly Owned Subsidiary” means a Subsidiary of the Company, all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

SECTION 1.02.   Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture.  The following Trust Indenture Act terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.03.   Rules of Construction.  Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) “or” is not exclusive;

(3) “including” means including without limitation;

(4) words in the singular include the plural and words in the plural include the singular; and

                 (5)           references to “principal” include premium, as applicable.

ARTICLE 2

The Notes

SECTION 2.01.   Designation, Amount and Issuance of Notes.  The Notes shall be designated as “5.50% Senior Convertible Notes due 2016.”  The Notes initially will be issued in an aggregate principal amount not to exceed $152,000,000.  Upon the execution of this Indenture, or from time to time thereafter, Notes may be executed by the Company and delivered to the Trustee for authentication.

SECTION 2.02.   Form of the Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto.  The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the custodian for the Global Notes or the Depositary or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.08(b), all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (the “Global Notes”).  The transfer and exchange of beneficial interests in any such Global Notes shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary.  Except as provided in Section 2.08(b), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.

Any Global Notes shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian for the Global Note, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture.  Payment of principal of, interest on and premium, if any, on any Global Notes shall be made to the Depositary in immediately available funds.

SECTION 2.03.   Date and Denomination of Notes; Payment at Maturity; Payment of Interest.

(a) Date and Denomination.  The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Notes attached as Exhibit A hereto.

(b) Payment at Maturity.  The Notes shall mature on December 15, 2016, unless earlier converted, redeemed or repurchased in accordance with the provisions hereof.  On the Maturity Date, each Holder shall be entitled to receive on such date $1,000 in cash for each $1,000 principal amount of Notes, together with accrued and unpaid interest to, but not including, the Maturity Date.  With respect to Global Notes, principal and interest will be paid on the Maturity Date to the Depositary in immediately available funds.  With respect to any certificated Notes, principal and interest will be payable on the Maturity Date at the Company’s office or agency, which initially will be the office or agency of the Trustee in Atlanta, Georgia.  If the Maturity Date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.

(c) Payment of Interest.  Interest on the Notes will accrue at the rate of 5.50% per annum, from November 22, 2011 until the principal thereof is paid or made available for payment.  Interest shall be payable on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing June 15, 2012, to the Person in whose name any Note is registered on the Register at 5:00 p.m., New York City time, on any Regular Record Date with respect to the applicable Interest Payment Date, except that the interest payable on the Maturity Date will be paid to the Person to whom the principal amount is paid.  Notwithstanding the foregoing, any Notes or portion thereof surrendered for cash conversion after 5:00 p.m., New York City time on the Regular Record Date for an Interest Payment Date but prior to the applicable Interest Payment Date shall be accompanied by payment from the Holder, whether or not such Holder was the Holder of record on the relevant date, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made:

(i)  with respect to conversions after 5:00 p.m., New York City time, on December 1, 2016;

(ii)  with respect to conversions during such period commencing on the date the Company has given notice of a Fundamental Change pursuant to Section 10.01(5) to, and including, the Business Day immediately preceding the corresponding Fundamental Change Repurchase Date;

(iii) with respect to conversions made in connection with a redemption by the Company pursuant to Article 3 if the Company has specified a Redemption Date that is after the applicable Regular Record Date and on or prior to the applicable Interest Payment Date; or

(iv)  with respect to any overdue interest, if overdue interest exists at the time of conversion with respect to such Notes.

Interest on the Notes will be computed on the basis of a 360 day year comprised of twelve 30 day months.

The Company shall pay interest on:

(i)  any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee;

(ii)  any Notes in certificated form having a principal amount of less than $5,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register, provided, however, that, at maturity, interest will be payable as described in Section 2.03(b); and

(iii)  any Notes in certificated form having a principal amount of $5,000,000 or more, by wire transfer in immediately available funds at the written direction of the holder of such Notes duly delivered to the Trustee at least five Business Days prior to the relevant Interest Payment Date, provided, however, that, at maturity, interest will be payable as described in Section 2.03(b).

If an Interest Payment Date is not a Business Day, payment shall instead be made on the next succeeding Business Day, and no additional interest shall accrue thereon.

SECTION 2.04.   Execution and Authentication.  One Officer shall sign the Notes for the Company by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note.  Upon the written order of the Company signed by an Officer, the Trustee shall authenticate a Note executed by the Company.  The signature of the Trustee on the Note shall be conclusive evidence that the Note has been duly and validly authenticated under this Indenture.  A Note shall be dated the date of its authentication.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes.  Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.05.   Registrar and Paying Agent.  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”).  The Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes.  The Registrar shall keep a register of the Notes (the “Register”) and of their transfer and exchange.  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars.  The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes, (ii) the custodian with respect to the Global Notes, (iii) Conversion Agent and (iv) Bid Solicitation Agent.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.07.  The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) written notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above.  The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 8.08.

SECTION 2.06.   Paying Agent to Hold Money in Trust.  Prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary of the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment.  If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.07.   Noteholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with Section 312(a) of the Trust Indenture Act.  If the Trustee is not the Registrar, or to the extent otherwise required under the Trust Indenture Act, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders and the Company shall otherwise comply with Section 312(a) of the Trust Indenture Act.

SECTION 2.08.   Exchange and Registration of Transfer of Notes; Restrictions on Transfer.

(a) The Company shall cause to be kept at the Corporate Trust Office the Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

Upon surrender for registration of transfer of any Notes to the Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.08, the Company shall execute, and, upon the written order of the Company signed by an Officer, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 5.02.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and, upon the written order of the Company signed by an Officer, the Trustee shall authenticate and deliver, the Notes that the holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase, redemption or conversion shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Notes shall be duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge shall be made to any holder for any registration of, transfer or exchange of Notes, but the Company or the Trustee may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

Neither the Company nor the Trustee nor any Registrar shall be required to exchange, issue or register a transfer of (a) any Note or portions thereof surrendered for conversion pursuant to Article 11, (b) any Note or portions thereof tendered for repurchase (and not withdrawn) pursuant to Article 4.

(b) The following provisions shall apply only to Global Notes:

(i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian for the Global Notes therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(ii) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless the Depositary (A) has notified the Company, the Registrar and a successor Depositary has not been appointed by the Company within 60 calendar days, that it is unwilling or unable to continue as Depositary for such Global Note or (B) has ceased to be a clearing agency registered under the Exchange Act, and a successor Depositary has not been appointed by the Company within 60 calendar days.  Any Global Note exchanged pursuant to this Section 2.08(b)(ii) shall be so exchanged in whole and not in part.

(iii) In addition, certificated Notes will be issued in exchange for beneficial interests in a Global Note upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Notes or this Indenture following the occurrence of an Event of Default, which Event of Default is continuing.

(iv) Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) or (iii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Notes or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder.  Any Global Notes to be exchanged shall be surrendered by the Depositary to the

Trustee, as Registrar, provided that pending completion of the exchange of a Global Note, the Trustee acting as custodian for the Global Notes for the Depositary or its nominee with respect to such Global Notes, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment and the receipt of a written order of the Company signed by an Officer, the Trustee shall authenticate and make available for delivery the Notes issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(v) In the event of the occurrence of any of the events specified in clause (ii) above or upon any request described in clause (iii) above, the Company will promptly make available to the Trustee a sufficient supply of certificated Notes in definitive, fully registered form, without interest coupons.

(vi) Neither any members of, or participants in, the Depositary (the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Notes registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Notes for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Notes.

(vii) At such time as all interests in a Global Note have been repurchased, redeemed, converted, cancelled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Note.  At any time prior to such cancellation, if any interest in a Global Note is repurchased, converted, cancelled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Note, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the custodian for the Global Note, at the direction of the Trustee, to reflect such reduction.

(c) Every Note (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.08(c) to bear the Restricted Note Legend set forth in Exhibit A (the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.08(c) (including those set forth in the Restricted Note Legend in

Exhibit A) unless such restrictions on transfer shall be waived by written consent of the Company following receipt of legal advice supporting the permissibility of the waiver of such transfer restrictions, and the holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.08(c), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

(d) Until the date (the “Resale Restriction Termination Date”) that is (1) the date that is one year after the last date of the original issuance of the Notes and (2) such later date, if any, as may be required by applicable laws, any certificate evidencing a Restricted Security shall bear a legend in substantially the form set forth in Exhibit A, as the Restricted Note Legend, unless such Restricted Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing as set forth above, with written notice thereof to the Trustee.

(e) In connection with any transfer of the Notes prior to the Resale Restriction Termination Date, the holder must complete and deliver the form of assignment set forth on the certificate representing the Note, with the appropriate box checked, to the Trustee (or any successor Trustee, as applicable).

Any Notes that are Restricted Securities and as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Restricted Note Legend set forth therein have been satisfied may, upon surrender of such Notes for exchange to the Registrar in accordance with the provisions of this Section 2.08, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by Section 2.08(c).  If such Restricted Security surrendered for exchange is represented by a Global Note bearing the Restricted Note Legend, the principal amount of the legended Global Notes shall be reduced by the appropriate principal amount and the principal amount of a Global Note without a Restricted Note Legend shall be increased by an equal principal amount.  If a Global Note without the Restricted Note Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary.  The Company shall notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and, if applicable, promptly after a registration statement with respect to the Notes has been declared effective under the Securities Act.

(f) Any Notes purchased by the Company may, at its option, be surrendered to the Trustee for cancellation, but may not be reissued or resold by the Company. Any Notes surrendered by the Company to the Trustee for cancellation may not be reissued or resold and will be promptly cancelled.

The Trustee shall have no responsibility, liability or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders of Notes and all payments to be made to Holders of Notes under the Notes shall be given or made only to or upon the order of the registered Holders of Notes (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Notes shall be exercised only through the Depositary subject to the customary procedures of the Depositary.  The Trustee may rely and shall be fully protected in conclusively relying upon information furnished by the Depositary with respect to its Agent Members.

(g) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Agent Members) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(h) Each Holder agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Notes in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

SECTION 2.09.   Replacement Notes.  If a mutilated Note is surrendered to the Registrar or if the Noteholder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and, upon receipt of a written order of the Company signed by an Officer, the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Noteholder (i) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee.  Such Noteholder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss, expense, claim or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment.  The Company and the Trustee may charge the Noteholder for their expenses in replacing a Note.  In the case of any Note which has matured or is about to mature or has been properly tendered for repurchase on a Fundamental Change Repurchase Date (and not withdrawn), or is to be converted, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of cash (without surrender thereof except in the case of a mutilated Notes) if the applicant for such cash payment shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Notes and of the ownership thereof.

Every replacement Note is an additional obligation of the Company.

The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.10.   Outstanding Notes.  Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those paid pursuant to Section 2.09 hereof, those delivered to it for cancellation and those described in this Section as not outstanding.  Other than as provided in Section 12.06, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent holds in trust, in accordance with this Indenture, on a Fundamental Change Repurchase Date, Maturity Date or Redemption Date money sufficient to pay all principal, premium (if any) and interest payable on that date with respect to the Notes (or portions thereof) to be repurchased or redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.11.   Temporary Notes.  Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes (printed or lithographed).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company.  Every such temporary Notes shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

SECTION 2.12.   Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Company upon written request of the Company.  The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation.  The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.13.   Defaulted Interest. Any interest on any Note which is payable, but is not paid when the same becomes due and payable shall forthwith cease to be payable to the Holder on the Regular Record Date, and such defaulted interest and interest (to the extent lawful) on such defaulted interest at the annual rate borne by the Notes plus 1% (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company at its election, in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at 5:00 p.m., New York City time, on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note, upon which the Trustee may conclusively rely, and the date (not less than thirty calendar days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than fifteen calendar days and not less than ten calendar days prior to the Special Interest Payment Date.  The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall promptly cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given to each Noteholder, not less than ten calendar days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at 5:00 p.m., New York City time, on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c) Subject to the foregoing provisions of this Section 2.13, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.14.   CUSIP and ISIN Numbers.  The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption or repurchase as a convenience to Noteholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in writing of any changes to the CUSIP and ISIN numbers.

SECTION 2.15.   Automatic Exchange from Restricted Global Note to Unrestricted Global Note.  Beneficial interests in a Global Note that is subject to restrictions set out in Section 2.08(c) (the “Restricted Global Note”) shall be automatically exchanged into beneficial interests in an unrestricted Global Note that is no longer subject to the restrictions set out in Section 2.08(c) (including removal of the legend set forth in Exhibit A) (the “Unrestricted Global Note”) without any action required by or on behalf of the Holder (the “Automatic Exchange”). In order to effect such exchange, the Company shall at least 15 days but not more than 30 days prior to the Resale Restriction Termination Date, deliver a notice of Automatic Exchange (an “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the Note Register with a copy to the Trustee. The Automatic Exchange Notice shall identify the Notes subject to the Automatic Exchange and shall state: (1) the date of the Automatic Exchange; (2) the section of this Indenture pursuant to which the Automatic Exchange shall occur; (3) the “CUSIP” number of the Restricted Global Note from which such Holders’ beneficial interests shall be transferred and (4) the “CUSIP” number of the Unrestricted Global Note into which such Holders’ beneficial interests shall be transferred. At the Company’s request on no less than five days’ prior notice, the Trustee shall deliver in the Company’s name and at its expense, the Automatic Exchange Notice to each Holder at such Holder’s address appearing in the Note Register; provided, however, that the Company shall have delivered to the Trustee a  written order of the Company and an Officers’ Certificate requesting that the Trustee give the Automatic Exchange Notice (in the name and at the expense of the Company) and setting forth the information to be stated in the Automatic Exchange Notice as provided in the preceding sentence. As a condition to any such exchange pursuant to this Section 2.15, the Trustee shall be entitled to receive from the Company, and rely conclusively without any liability upon, an Officers’ Certificate and an Opinion of Counsel to the Company, in form and in substance reasonably satisfactory to the Trustee to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act. Upon such exchange of beneficial interests pursuant to this Section 2.15, the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note(s) and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred. If an Unrestricted Global Note is not then outstanding at the time of the Automatic Exchange, the Company shall execute and the Trustee shall, upon receipt of a written order of the Company signed by an Officer, authenticate and deliver an Unrestricted Global Note to the Depositary. Following any such transfer pursuant to this Section 2.15, the relevant Restricted Global Note shall be cancelled.

ARTICLE 3

Redemption

SECTION 3.01.   HSR Redemption.  All, but not less than all, of the Notes shall be redeemable at the Company’s option in accordance with this Article 3 if, by July 15, 2012, the applicable waiting period under the HSR Act with respect to the Transaction shall not have expired or been terminated; provided, that the Company has provided written notice of such redemption to the Trustee on or prior to the HSR Redemption Notice Deadline.  The Notes will not be convertible in accordance with Article 11 following the delivery of a Redemption Notice stating that the Notes are being redeemed pursuant to this Section 3.01.

SECTION 3.02.   Redemption Price.  The Redemption Price (as determined by the Company) for any Notes redeemed pursuant to Section 3.01 shall be an amount equal to (x) 102% of the aggregate principal amount of the Notes to be redeemed, payable in cash, plus (y) the Redemption Settlement Value payable in cash, shares of Common Stock or a combination thereof at the Company’s election, plus (z) accrued and unpaid interest, payable in cash, to, but excluding, the Redemption Date, unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company shall instead pay the full amount of accrued and unpaid interest to the Holder at 5:00 p.m., New York City time, on such Regular Record Date and the Redemption Price for any Notes redeemed pursuant to Section 3.01 will be only (A) 102% of the principal amount of Notes to be redeemed, plus (B) the Redemption Settlement Value.  The “Redemption Settlement Value,” for each $1,000 principal amount of Notes for any Notes redeemed pursuant to Section 3.01 will be an amount equal to the amount by which the dollar value of the Conversion Settlement Amount exceeds $1,000, if any.  For purposes of calculating the Redemption Settlement Value, upon delivery of a Redemption Notice, the Company shall increase the Conversion Rate by a number of Additional Shares as set forth in Section 11.09(a).  If the entire Redemption Settlement Value is to be paid in Common Stock, the Company will deliver to the Holders a number of whole shares of Common Stock equal to the Redemption Settlement Value (plus cash in lieu of fractional shares of Common Stock, if applicable) calculated in a manner consistent with Section 11.04(g)(i).  If the Redemption Settlement Value is to be paid with a combination of cash and Common Stock, we will deliver to the holder an amount of cash and a number of whole shares of Common Stock equal to the Redemption Settlement Value calculated in a manner consistent with Section 11.04(g)(iii).  The Company shall treat all Holders in the same manner with respect to payment of the Redemption Settlement Value.

SECTION 3.03.   Redemption Notice.

(a) Notice of redemption for a redemption pursuant to Section 3.01 (a “Redemption Notice”) shall be given by first-class mail, postage prepaid, to each Holder of Notes to be redeemed, at the address of such Holder as it appears in the Register.

(b) The Redemption Notice for any Notes to be redeemed shall state:

(i) the Redemption Date;

(ii) the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the Redemption Notice is required to be sent, a statement of how the Redemption Price will be calculated;

(iii) that on the Redemption Date, the Redemption Price will become due and payable upon each Note or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date;

(iv) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v) the CUSIP number for the Notes redeemed; provided that such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

                                (vi) if applicable, whether the Redemption Settlement Value will be paid in cash, shares of Common Stock or a combination thereof.

(c) At the Company’s written request, the Trustee shall give the Redemption Notice in the Company’s name and at the Company’s expense; provided that the Company make such request at least three Business Days prior to the date by which such Redemption Notice is to be given to the Holders of the Notes (it being understood that the Company will prepare such notice).

(d) A Redemption Notice shall be irrevocable.

(e) A Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

SECTION 3.04.   Payment of Notes Called for Redemption.

(a) If any Redemption Notice has been given in respect of any Notes in accordance with Section 3.03, such Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of such Notes at the place or places stated in the Redemption Notice, such Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b) On or prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) an amount of money sufficient to pay the applicable Redemption Price for all the Notes that are to be redeemed. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made promptly after the later of:

(i) the Redemption Date for such Notes; and

(ii) the time of presentation of such Notes to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 3.04.

The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

(c) Subject to a Holder’s right to receive interest on the related Interest Payment Date where the Redemption Date falls between a Regular Record Date and the Interest Payment Date to which it relates as set forth in Section 3.02, if the Paying Agent holds money sufficient to pay the applicable Redemption Price for all the Notes that are to be redeemed as of the Business Day immediately following the Redemption Date, then on and after the Redemption Date:

(i) such Notes shall cease to be outstanding as of the Redemption Date and interest, if any, will cease to accrue, whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent;

(ii) all other rights of the Holder will terminate as of the Redemption Date, other than the right to receive the Redemption Price and previously accrued and unpaid interest, if any, upon delivery or transfer of the Notes; and

(iii) the Holder will be deemed to be a holder of record of any shares of Common Stock issuable in connection with such redemption as of the date of delivery or transfer of the Notes by such Holder.

(d) Amounts due upon redemption in respect of Notes presented for redemption shall be paid by the Company to such Holder, or such Holder’s nominee or nominees.

SECTION 3.05.   Officers’ Certificate to Trustee.  In connection with any redemption of Notes effected pursuant to Section 3.01, the Company shall deliver to the Trustee an Officers’ Certificate dated as of the Redemption Date to the effect that all conditions precedent to the redemption of such Notes have been satisfied.

SECTION 3.06.   Other Redemption Requirements.  No Notes may be redeemed pursuant to Section 3.01 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date.

ARTICLE 4

Repurchase of Notes

SECTION 4.01.   Repurchase at Option of Holders Upon a Fundamental Change

(a) If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Noteholder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount, for which such Holder has properly delivered and not withdrawn a Fundamental Change Repurchase Notice on a date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty calendar days nor more than thirty-five calendar days after the date of the Fundamental Change Company Notice related to such Fundamental Change at a cash repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest (including any Additional Interest) to, but excluding, the Fundamental Change Repurchase Date, subject to the satisfaction by the Holder of the requirements set forth in Section 4.01(c); provided that if such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid on such Fundamental Change Repurchase Date to the Holders of record of the Notes on the applicable Regular Record Date instead of the Holders surrendering the Notes for repurchase on such date.

(b) On or before the fifth calendar day after the occurrence of a Fundamental Change, the Company shall mail or cause to be mailed to all Holders of record of the Notes on the date of the Fundamental Change at their addresses shown in the Register (and to beneficial owners of the Notes to the extent required by applicable law) a Fundamental Change Company Notice as set forth in Section 4.02 with respect to such Fundamental Change.  The Company shall also deliver a copy of the Fundamental Change Company Notice to the Trustee and the Paying Agent at such time as it is mailed to Holders of Notes.  Simultaneously with the mailing of such Fundamental Change Company Notice, the Company shall disseminate a press release containing the relevant information and make such information available on the Company’s website or through another public medium as the Company may use at such time.

No failure of the Company to give the foregoing notices and press release and no defect therein shall limit the repurchase rights of Holders of Notes or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 4.01.

(c) For Notes to be repurchased at the option of the Holder, the Holder must deliver to the Paying Agent, at any time prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date, a written notice of the Holder’s exercise of its repurchase right (the “Fundamental Change Repurchase Notice”).  The Fundamental Change Repurchase Notice must state the following:

(A) the certificate number of the Notes which the holder will deliver to be repurchased (if the Notes are certificated) or appropriate Depositary information in accordance with appropriate Depositary procedures (if the Notes are represented by a Global Note);

(B) the portion of the principal amount of the Notes which the holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000; and

(C) that such Notes shall be repurchased by the Company pursuant to the terms and conditions specified in the Notes and in this Indenture.

The Fundamental Change Repurchase Notice must be accompanied by such Notes duly endorsed for transfer (if the Notes are certificated) or book-entry transfer of such Notes (if such Notes are represented by a Global Note).  The delivery of such Notes to the Paying Agent with, or at any time after delivery of, the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 4.01 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the Fundamental Change Repurchase Notice.  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

(d) The Company shall repurchase from the Holder thereof, pursuant to this Section 4.01, a portion of a Note, if the principal amount of such portion is $1,000 or a whole multiple of $1,000.  Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

(e) The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 4.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Notes.

SECTION 4.02.   Fundamental Change Company Notice.  In connection with any repurchase of Notes due to a Fundamental Change, the Company shall, on or before the fifth calendar day after the occurrence of such Fundamental Change, give notice to Holders (with a copy to the Trustee and the Paying Agent) setting forth information specified in this Section 4.02 (the “Fundamental Change Company Notice”).

Each Fundamental Change Company Notice shall:

(1) state the Fundamental Change Repurchase Price and the Fundamental Change Repurchase Date to which the Fundamental Change Company Notice relates;

(2) state the circumstances constituting the Fundamental Change;

(3) state that the Fundamental Change Repurchase Price will be paid in cash;

(4) state that Holders must exercise their right to elect repurchase prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date;

(5) include a form of Fundamental Change Repurchase Notice;

(6) state the name and address of the Paying Agent and the Conversion Agent;

(7) state that Notes must be surrendered to the Paying Agent to collect the Fundamental Change Repurchase Price;

(8) state that a Holder may withdraw its Fundamental Change Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date by delivering a valid written notice of withdrawal in accordance with Section 4.03;

(9) state the Notes are then convertible, the then applicable Conversion Rate, and the expected changes in the Conversion Rate resulting from such Fundamental Change transaction;

(10) state that Notes as to which a Fundamental Change Repurchase Notice has been given may be converted only if the Fundamental Change Repurchase Notice is withdrawn in accordance with the terms of this Indenture;

(11) state the amount of interest accrued and unpaid per $1,000 principal amount of Notes to, but excluding, the Fundamental Change Repurchase Date; and

(12) state the CUSIP number of the Notes.

A Fundamental Change Company Notice may be given by the Company or, at the Company’s written request, the Trustee shall give such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided, that the text of the Fundamental Change Company Notice shall be prepared by the Company.

SECTION 4.03.   Effect of Fundamental Change Repurchase Notice; Withdrawal.  Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 4.01, the holder of the Notes in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is validly withdrawn in accordance with the following paragraph) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Notes.  Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or the Notes by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date with respect to such Notes (provided the Holder has satisfied the conditions in Section 4.01) and (y) the time of book-entry transfer or delivery of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 4.01.  The Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn.

A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date specifying:

(a) the certificate number of the Notes in respect of which such notice of withdrawal is being submitted (if the Notes are certificated), or the appropriate Depositary information in accordance with appropriate Depositary procedures (if the Notes in respect of which such notice of withdrawal is being submitted is represented by a Global Note);

(b) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; and

(c) the principal amount, if any, of such Notes which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for repurchase by the Company.

If a Fundamental Change Repurchase Notice is properly withdrawn, the Company shall not be obligated to repurchase the Notes listed in such Fundamental Change Repurchase Notice.

SECTION 4.04.   Deposit of Fundamental Change Repurchase Price.  On or prior to the Business Day immediately prior to the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall set aside, segregate and hold in trust as provided in Section 2.06) an amount of cash in immediately available funds sufficient to repurchase on the Fundamental Change Repurchase Date all the Notes (or portions thereof) tendered for repurchase at the aggregate Fundamental Change Repurchase Price together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date.  If any Notes tendered for repurchase are converted in accordance with Article 11 prior to such Fundamental Change Repurchase Date, any money deposited with the Paying Agent or so segregated and held in trust for the repurchase of such Notes shall be paid to the Company or, if then held by the Company, shall be discharged from such trust.

SECTION 4.05.   Payment of Notes Tendered for Repurchase.  If on the Business Day immediately prior to the Fundamental Change Repurchase Date the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Notes that Holders have elected to require the Company to repurchase in accordance with Section 4.01, then, as of the Fundamental Change Repurchase Date, such Notes will cease to be outstanding, interest will cease to accrue on such Notes and all other rights of the holders of such Notes will terminate, other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest upon delivery or book-entry transfer of the Notes.  This will be the case whether or not book-entry transfer of the Notes has been made or the Notes has been delivered to the Paying Agent.

If any Notes that holders have elected to require the Company to repurchase in accordance with Section 4.01 shall not be so paid on the Fundamental Change Repurchase Date, the Company shall pay interest (to the extent lawful) on the overdue Fundamental Change Repurchase Price at the annual rate borne by the Notes plus 1%, and the Notes shall remain convertible in accordance with Article 11 until the Fundamental Change Repurchase Price and interest shall have been paid or duly provided for.

SECTION 4.06.   Notes Repurchased in Part.  Upon presentation of any Notes repurchased only in part, the Company shall execute, and the Trustee shall, upon receipt of a written order of the Company signed by an Officer, authenticate and make available for delivery to the Holder thereof at the expense of the Company, a new Note or Notes of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.

SECTION 4.07.   Covenant to Comply with Securities Laws Upon Repurchase of Notes.  The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, file the related Schedule TO or any other schedule required in connection with any offer by the Company to repurchase the Notes and comply with all other federal and state securities laws in connection with any offer by the Company to repurchase the Notes.

SECTION 4.08.   Other Repurchase Requirements.  No Notes may be repurchased pursuant to Section 4.01 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).

ARTICLE 5

Covenants

SECTION 5.01.   Payment of Notes.  The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

The Company shall pay interest (to the extent lawful) on overdue principal at the annual rate of 1% above the then applicable interest rate from the required payment date.

SECTION 5.02.   Maintenance of Office or Agency.  The Company will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  As of the date of this Indenture, such office is located at the office of the Trustee located at 7000 Central Parkway, Suite 550, Atlanta, Georgia 30328 and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Company.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

So long as the Trustee is the Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.08.  If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the Noteholders it can identify from its records.

SECTION 5.03.   Reports; 144A Information.

(a) The Company shall deliver to the Trustee, within fifteen calendar days after it would have been required to file them with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of the Company’s annual reports on Form 10-K and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had it continued to have been subject to such reporting requirements.  In such event, such reports shall be provided at the times the Company would have been required to provide reports had the Company continued to have been subject to such reporting requirements.  The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.  Documents filed by the Company with the SEC via the EDGAR system will be deemed furnished to the Trustee as of the time such documents are filed via EDGAR, provided that the Trustee shall have no duty to determine if such filing has occurred.

(b) The Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Notes which continue to be Restricted Securities and any prospective purchaser of Notes designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Notes, until such time as such securities are not longer “restricted securities” within the meaning of Rule 144 under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for information purposes only and Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).  The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this

Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.  The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed otherwise.

SECTION 5.04.   Existence.  The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of Notes.

SECTION 5.05.   Payment of Taxes and Other Claims.  The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent:

(i)           all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary of the Company or upon the income, profits or property of the Company or any Significant Subsidiary of the Company;

(ii)           all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary of the Company; and

(iii)           all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion, redemption or repurchase of any Notes or with respect to this Indenture;

provided that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 5.06.   Compliance Certificate.  The Company shall deliver to the Trustee within one-hundred twenty calendar days after the end of each fiscal year of the Company a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not, to the knowledge of such officer, any Default or Event of Default occurred during such period and if so, describing each Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto.  The Company also shall comply with Section 314(a)(4) of the Trust Indenture Act.

SECTION 5.07.   Further Instruments and Acts.  The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 5.08.   Additional Interest Notification.  If Additional Interest or Reporting Additional Interest, as applicable, is payable by the Company, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such

Additional Interest or Reporting Additional Interest, as applicable, that is payable and (ii) the date on which such Additional Interest or Reporting Additional Interest, as applicable, is payable.  Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest or Reporting Additional Interest, as applicable, is payable.

SECTION 5.09.   Statement by Officer as to Default.  The Company shall deliver to the Trustee, promptly and in any event within ten calendar days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.  Except with respect to receipt of Note payments and any Default or Event of Default information contained in the Officers’ Certificate delivered pursuant to this Section 5.09, the Trustee shall have no duty to review, ascertain or confirm the Company’s compliance with, or breach of any representation, warranty or covenant made in this Indenture.

SECTION 5.10.   Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time; the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

Successor Company

SECTION 6.01.   When Company May Merge or Transfer Assets.  The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, lease, transfer, convey or otherwise dispose of all or substantially all of its property and assets to another Person unless:

(a) either (i) the Company is the surviving corporation or (ii) if the Company is not the surviving corporation, the resulting, surviving or transferee person (the “Successor Company”) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and the Successor Company assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all of the Company’s obligations under the Notes and this Indenture;

(b) immediately after giving effect to the transaction described above, no Default or Event of Default has occurred and is continuing;

(c) if as a result of such transaction, the Notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or such successor under the Notes and this Indenture; and

(d) the Company has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel pursuant to Section 6.03, each stating that such consolidation or merger or sale, lease, transfer, conveyance or other disposition of property and assets complies with this Article 6.

For purposes of this Section 6.01, the sale, lease, transfer, conveyance or other disposition of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the property and assets of the Company.

SECTION 6.02.   Successor to Be Substituted.  The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes and this Indenture with the same effect as if the Successor Company had been named as the Company in this Indenture.  Upon such substitution, except in the case of a lease, the Company will be released from the obligations under the Notes.

SECTION 6.03.   Opinion of Counsel to Be Given Trustee.  Prior to execution of any supplemental indenture pursuant to this Article 6, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 6.

ARTICLE 7

Defaults and Remedies

SECTION 7.01.   Events of Default.  An “Event of Default” occurs if:

(a) the Company defaults in any payment of interest on any Note when the same becomes due and payable and continuance of such default for a period of 30 calendar days;

(b) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at its maturity, upon declaration or otherwise, or defaults in the payment of the Fundamental Change Repurchase Price in respect of any Notes when due or defaults in the payment of the Redemption Price when due;

(c) upon exercise of a Holder’s conversion right in accordance with Article 11, the Company fails to deliver the Conversion Settlement Amount on the scheduled settlement date for such conversion and such failure continues for five Business Days following the scheduled settlement date for such conversion;

(d) the Company fails to provide notice of the anticipated effective date or actual effective date of a Fundamental Change or a notice of a distribution pursuant to Section 4.02,

11.01(2) or 11.01(4), in each case on a timely basis as required in this Indenture and such failure continues for five calendar days;

(e) the Company fails to comply with the Company’s obligations under Article 6;

(f) except as provided in Section 7.13, the Company defaults in the performance or observance of any other term, covenant or agreement of the Company contained in the Notes or this Indenture (other than a term, covenant or agreement a default in whose performance is elsewhere in this Section specifically dealt with), and continuance of such default for a period of 60 calendar days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(g) the Company fails to pay when due (whether at stated maturity or otherwise), or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any Significant Subsidiary by the holders thereof, if the total amount of such indebtedness unpaid or accelerated exceeds $25.0 million (or its foreign currency equivalent) in the aggregate unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of thirty (30) calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(h) the rendering of a final judgment or decree for the payment of $25.0 million (or its foreign currency equivalent) or more, excluding any amounts covered by insurance, rendered against the Company or any Subsidiary, which judgment or decree is not discharged, waived or stayed within 60 calendar days after (A) the date on which the right to appeal thereof has expired if no such appeal has commenced or (B) the date on which all rights to appeal have been extinguished.

(i) the entry by a court having jurisdiction in the premises of:

(A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law; or

(B) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(j) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency,

reorganization or other similar laws or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of the Company or any Significant Subsidiary, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

The foregoing will constitute Events of Default whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

SECTION 7.02.   Acceleration.  If an Event of Default specified in Section 7.01(i) or (j) with respect to the Company or any Significant Subsidiary occurs, the principal of and accrued and unpaid interest on all the outstanding Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Notes.  If an Event of Default (other than an Event of Default specified in Section 7.01(i) or (j) with respect to the Company or any Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company, may declare the principal amount of and accrued but unpaid interest on the outstanding Notes to be due and payable.  Upon such a declaration, such principal and interest shall become due and payable immediately.

At any time after such a declaration of acceleration with respect to the Notes has been made or occurred and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the holders of a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee may:

(a) waive by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Note (including payments pursuant to the redemption provisions set forth in Article 3 or the required repurchase provisions on such Note, as set forth in Article 4) when due, (ii) a

Default or Event of Default in the satisfaction of the Company’s Conversion Obligations with respect to a Note or (iii) a Default or Event of Default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Holder affected; and

(b) rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue interest on all Notes;

(B) the principal amount of any Notes which have become due otherwise than by such declaration of acceleration;

(C) interest (to the extent lawful) upon overdue interest or principal (or Fundamental Change Repurchase Price, if applicable) to the date of such payment or deposit at the rate prescribed therefor in this Indenture; and

(D) all sums paid or advanced by the Trustee under this Indenture, all sums owed to the Trustee under Section 8.07, and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(2) rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3) all Events of Default with respect to Notes, other than the non-payment of the principal amount of the Notes and any accrued and unpaid interest that have become due solely by such declaration of acceleration, a default with respect to the Company’s Conversion Obligations, a default arising from the Company’s failure to pay the Redemption Price, a default arising from the Company’s failure to repurchase any Notes when required, or any default that cannot be amended without the consent of each affected holder, have been cured or waived.

No such waiver or rescission and annulment shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

SECTION 7.03.   Additional Interest.

(a) Subject to Section 7.03(b), if, at any time during the six-month period beginning on, and including, the date which is six months after the last date of the original issuance of the Notes, the Company fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than current reports on Form 8-K), the Company shall (i) pay Additional Interest on the Notes which shall accrue on the Notes at a rate of 0.50% per annum of the principal amount of Notes outstanding for each day during such period for which the Company’s failure to file, as described above, has occurred and is continuing (the “Additional Interest”)

and (ii) notify the Trustee of such late filing promptly, but no later than 3 Business Days after such failure to timely file.

(b) Additional Interest payable in accordance with Section 7.03(a)  shall be payable in arrears on each Interest Payment Date for the Notes following accrual in the same manner as regular interest on the Notes.

SECTION 7.04.   Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

SECTION 7.05.   Waiver of Past Defaults.  Subject to Section 7.02, the Holders of not less than a majority in principal amount of the Notes may on behalf of the Holders of all the Notes and by written notice to the Trustee waive any past Default or Event of Default under the Indenture and its consequences, except:

 (i)           a default in the payment of the principal of or interest on a Note when due, whether at maturity, in connection with a redemption or otherwise;

(ii)           a default arising from the failure of the Company to convert any Notes as required by this Indenture in connection with a Holder exercising its conversion rights in accordance with this Indenture;

(iii)           a default arising from the failure to pay the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date in connection with a Holder exercising its repurchase rights upon a Fundamental Change; or

(iv)           a default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Noteholder affected.

When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 7.06.   Control by Majority.  The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 8.01, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability or expense for which the Trustee has not received indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnity or security reasonably satisfactory to it in its sole discretion against all losses, liabilities, and expenses caused by taking or not taking such action.

SECTION 7.07.   Limitation on Suits.  Except in the case of a Default in the payment of principal or interest when due, no Noteholder may pursue any remedy with respect to this Indenture or the Notes unless:

(a) the Noteholder gives to the Trustee written notice stating that an Event of Default is continuing:

(b) the Noteholders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy and offer to the Trustee security or indemnity satisfactory to it against any costs, liability or expense of the Trustee;

(c) the Trustee does not comply with the request within 60 calendar days after receipt of the request and the offer of security or indemnity; and

(d) the Trustee does not receive an inconsistent direction from Noteholders of a majority in aggregate principal amount of the Notes during such 60 day period.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Noteholders).

Notwithstanding any other provision of this Indenture and any provision of any Notes, the right of any holder of any Notes to receive payment of the principal of (including the Fundamental Change Repurchase Price upon repurchase) and accrued interest on such Notes, on or after the respective due dates expressed in such Notes or in the event of repurchase, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Anything contained in this Indenture or the Notes to the contrary notwithstanding, the holder of any Notes, without the consent of either the Trustee or the holder of any other Notes, on its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

SECTION 7.08.   Rights of Noteholders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of principal (including payments pursuant to the redemption or required repurchase provisions of the Notes) of and interest on the Notes held by such Noteholder, on or after the respective due dates expressed in the Notes or in the event of repurchase or redemption, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder.  In addition, notwithstanding any other provision of this Indenture, the right of any Noteholder to enforce its rights of conversion in accordance with the provisions of Article 11, on or after the applicable date for settlement of the Company’s Conversion Obligation, shall not be impaired or affected without the consent of such Noteholder.

SECTION 7.09.   Collection Suit by Trustee.  If an Event of Default specified in Section 7.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 8.07.

SECTION 7.10.   Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel) and the Noteholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or property and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter, and may vote on behalf of the Noteholders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Noteholder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 8.07.

SECTION 7.11.   Priorities.  If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 8.07;

SECOND:  to Noteholders for amounts due and unpaid on the Notes for principal (including payments pursuant to the required repurchase provisions of the Notes) and interest, ratably without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (including payments pursuant to the required repurchase provisions of the Notes) and interest, respectively; and

THIRD:  to the Company.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 7.11.  At least fifteen calendar days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION 7.12.   Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 7.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 7.08 or a suit by Noteholders of more than 10% in principal amount of the Notes.

SECTION 7.13.   Failure to Comply with Reporting Covenant.  Notwithstanding anything to the contrary in this Indenture, if the Company so elects, the sole remedy for an Event of Default relating to the Company’s failure to perform or observe the covenant in Section 5.03(a) will for the 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (“Reporting Additional Interest”) on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes.  Reporting Additional Interest will be payable in the same manner and on the same Interest Payment Dates as the stated interest payable on the Notes.  Reporting Additional Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure by the Company to comply with its obligations pursuant to Section 5.03(a) first occurs to, but not including, the 90th day thereafter (or such earlier date on which the Event of Default relating to the Company’s obligations pursuant to Section 5.03(a) shall have been cured or waived).  On such 90th day (or earlier, if an Event of Default relating to the Company’s obligations pursuant to Section 5.03(a) is cured or waived prior to such 90th day), such Reporting Additional Interest will cease to accrue and the Notes will be subject to acceleration as provided in Section 7.02 if such Event of Default is continuing.  To make an election described in this Section 7.13, the Company must provide written notice of such election to pay Reporting Additional Interest to the Trustee prior to the occurrence of the Event of Default.  In the event the Company does not elect to pay the Reporting Additional Interest upon an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided in Section 7.02.

ARTICLE 8

Trustee

SECTION 8.01.   Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee need only perform such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

SECTION 8.02.   Rights of Trustee.  (a)  The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(h) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(i) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(j) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

(k) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly,

by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action.

(l)  In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 8.03.   Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Conversion Agent, Paying Agent, Registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 8.10 and 8.11.

SECTION 8.04.   Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

SECTION 8.05.  Notice of Defaults. (a)  The Trustee shall not be deemed to have notice of any Default or Event of Default, other than a payment default, unless a Responsible Officer of the Trustee shall have received written notice that a Default or Event of Default has occurred and such notice references the Notes and this Indenture. No duty imposed upon the Trustee in this Indenture shall be applicable with respect to any Default of which the Trustee is not deemed to have notice.

(b) If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail by first class mail to each Noteholder at the address set forth in the Register notice of the Default or Event of Default within 90 calendar days after it occurs or within 30 days after the Trustee has knowledge of such Default or Event of Default.  Except in the case of a Default or Event of Default in payment of principal (including payments pursuant to the required repurchase provisions of such Note) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of the Noteholders.

SECTION 8.06.   Reports by Trustee to Noteholders.  As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with Section 313(a) of the Trust Indenture Act, if required by such Section 313(a) of the Trust Indenture Act.  The Trustee also shall comply with Section 313(b) of the Trust Indenture Act.  The Trustee shall also transmit by mail all reports required by Section 313(c) of the Trust Indenture Act.

SECTION 8.07.   Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses, disbursements and advancements incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable and documented compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company shall indemnify the Trustee, and hold it harmless, against any and all loss, damage, claim (whether asserted by the Company or any Holder, or any other Person), liability or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the offer and sale of the Notes or the administration of this trust and the performance of its duties hereunder.  The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder.  The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense.  The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such the Trustee’s defense and, in the Trustee’s reasonable judgment, there is no conflict of interest between the Company and the Trustee in connection with such defense.  Notwithstanding the foregoing, the Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct and negligence.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Notes.

The Company’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law and the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 7.01(i) or (j) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 8.08.   Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Company shall remove the Trustee if:

(a) the Trustee fails to comply with Section 8.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Noteholders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Noteholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.07.

If a successor Trustee does not take office within 30 calendar days after the retiring Trustee resigns or is removed, the retiring Trustee or the holders of 10% in principal amount of the Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 8.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

SECTION 8.09.   Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 8.10.   Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of Trust Indenture Act § 310(a).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met.

SECTION 8.11.   Preferential Collection of Claims Against Company.  The Trustee shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.

ARTICLE 9

Discharge of Indenture

SECTION 9.01.   Discharge of Liability on Notes.  (a)  When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.09) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity, as a result of the mailing of a notice of redemption pursuant to Article 3 or upon a repurchase pursuant to Article 9 hereof, and the Company irrevocably deposits with the Trustee money sufficient to pay at maturity or upon redemption or repurchase all outstanding Notes, including interest thereon to maturity or the Redemption Date or such Fundamental Change Repurchase Date (other than Notes replaced pursuant to Section 2.09), and any cash, securities or other property due in respect of converted Notes, and if in each such case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 9.01(b), cease to be of further effect.  The Trustee shall acknowledge satisfaction and discharge of this Indenture on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Notwithstanding clause (a) above, the Company’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 8.07, 8.08 and in this Article 9 shall survive until the Notes have been paid in full.  Thereafter, the Company’s obligations in Sections 8.07, 9.03 and 9.04 shall survive.

SECTION 9.02.   Application of Trust Money.  The Trustee shall hold in trust money or other property due in respect of converted Notes deposited with it pursuant to this Article 9.  It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes or, in the case of any cash, securities or other property due in respect of converted Notes, in accordance with this Indenture in relation to the conversion of Notes pursuant to the terms hereof.

SECTION 9.03.   Repayment to Company.  The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any cash, securities or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money and/or securities must look to the Company for payment as general creditors.

SECTION 9.04.   Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or to deliver any other property due in respect of converted Notes in accordance with this Article 9 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money and any other property due in respect of converted Notes in accordance with this Article 9; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Noteholders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 10

Amendments

SECTION 10.01.   Without Consent of Noteholders.  The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of the holder of any Notes to, among other things:

(a) provide for conversion rights of holders of the Notes and the Company’s repurchase obligations in connection with a Fundamental Change in the event of any reclassification of Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of its property and assets substantially as an entirety;

(b) provide for the assumption of the Company’s obligations to the holders of the Notes in the event of any reclassification of Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of its property and assets substantially as an entirety;

(c) surrender any right or power conferred upon the Company;

(d) add to the covenants of the Company for the benefit of the Holders of the Notes;

(e) cure any ambiguity, omission or correct or supplement any provisions of this Indenture which may be defective or otherwise inconsistent with any other provision of this Indenture, including to conform the terms of this Indenture or the Notes to the description of this Indenture or the Notes contained in the Private Placement Memorandum; provided that such change or amendment does not adversely affect the interests of the Holders of the Notes in any respect; provided, further that any amendment made solely to conform the provisions of this Indenture to the “Description of the Notes” section contained in the Private Placement Memorandum will not be deemed to adversely affect the interests of the Holders of the Notes;

(f) increase the Conversion Rate;

(g) secure the Notes;

(h) add guarantees of obligations under the Notes;

(i) provide for a successor Trustee; and

(j) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

After an amendment under this Section becomes effective, the Company shall mail to Holders of Notes a notice briefly describing such amendment.  The failure to give such notice to all Holders of Notes, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.01.

SECTION 10.02.   With Consent of Noteholders.  Except as provided in the next sentence, the Company and the Trustee may amend this Indenture or the Notes with the written consent or affirmative vote of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, without notice to any other Noteholder.  However, without the written consent or affirmative vote of each Holder of an outstanding Note affected (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for, the Notes), an amendment may not:

(a) change the maturity of any Notes;

(b) reduce the rate of or extend the time for payment of interest (including any Additional Interest) on any Notes;

(c) reduce the principal amount of any Notes;

(d) reduce any amount payable upon repurchase of any Notes upon a Fundamental Change;

(e) reduce the amount payable upon the redemption of the Notes;

(f) impair the right of a holder to institute suit for payment of any Notes;

(g) change the currency in which any Notes are payable;

(h) change the Company’s obligation to repurchase any Notes upon a Fundamental Change in a manner adverse to the Holders;

(i) affect the right of a Holder to convert any Notes into cash and/or Common Stock, as applicable, or reduce the Conversion Rate, except as permitted pursuant to this Indenture;

(j) change the Company’s obligation to maintain an office or agency;

(k) except pursuant to Section 10.01(e), modify this Article 10;

(l) reduce the percentage in principal amount of the Notes required for consent to any modification of this Indenture that does not require the consent of each affected Holder;

(m) modify the ranking or priority of the Notes;

(n) make any Notes payable at a place other than that stated in the Notes;

(o) waive a continuing Default or Event of Default in the payment of the principal of or interest on any Notes; or

(p) reduce the percentage in principal amount of the Notes required for waiver of compliance with the provisions of the Indenture or waiver of a Default or Event of Default.

For the avoidance of doubt, the only written consent or affirmative vote required to approve any of the foregoing changes is the written consent or affirmative vote of each Note affected by such change; the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the Notes then outstanding is not additionally required.

It shall not be necessary for the consent of the Noteholders under this Section 10.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 10.02 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment.  The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.02.

Any Notes held by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the outstanding Notes have consented to or voted for a modification, amendment or waiver of the terms of this Indenture.

SECTION 10.03.   Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.

SECTION 10.04.   Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Noteholder of a Note shall bind the Noteholder and every subsequent Noteholder of that Note or portion of the Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Noteholder or subsequent Noteholder may revoke the consent or waiver as to such Noteholder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  An amendment or waiver becomes effective once both (i) the requisite number of consents or votes have been received by the Company or the Trustee and (ii) such amendment or waiver has been executed by the Company and the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to vote or give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to vote or give such consent or to revoke any vote or consent previously given or to take any such action, whether or not such Persons continue to be Noteholders after such record date.  No such vote or consent shall be valid or effective for more than 120 calendar days after such record date.

SECTION 10.05.   Notation on or Exchange of Notes.  If an amendment changes the terms of a Note, the Trustee may require the Noteholder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Noteholder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 10.06.   Trustee to Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to this Article 10 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall receive, and (subject to Sections 8.01 and 8.02) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 10.03).

ARTICLE 11

Conversion of Notes

SECTION 11.01.   Right to Convert Prior to the HSR Redemption Notice Deadline.  Upon compliance with the provisions of this Article 11, a Noteholder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or multiple thereof) of such Notes, at any time prior to the HSR Redemption Notice Deadline based on an initial Conversion Rate (the “Conversion Rate”) of 46.6021 shares of Common Stock (subject to adjustments as provided in Sections 11.05 and 11.09 of this Indenture) per $1,000 principal amount of Notes (the “Pre-HSR Deadline Conversion Obligation”) only under the following circumstances:

                                (1)           Conversion Based on Satisfaction of Stock  Price Condition.  On any date during any calendar quarter commencing at any time after December 31, 2011, and only during such calendar quarter, if the Closing Sale Price for Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter (the “Stock Price Measurement Period”) is more than 130% of the applicable Conversion Price.  Whenever the Notes shall become convertible pursuant to this Section 11.01(1), the Company shall notify all Noteholders, the Trustee and the Conversion Agent promptly and, simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website;

(2) Conversion Upon Specified Corporate Transactions.  If the Company elects to distribute to all or substantially all holders of Common Stock:

(i) rights, options or warrants (other than pursuant to a rights plan) entitling such holders to purchase, for a period of 45 calendar days or less from the date of such distribution, shares of Common Stock at a price per share less than the average Closing Sale Price of Common Stock for the ten consecutive Trading Days immediately preceding the declaration date for such distribution; or

(ii) cash or other assets, debt securities or rights to purchase securities of the Company (other than pursuant to a rights plan), which distribution has a per share value, as determined by the Board of Directors, exceeding 10% of the Closing Sale Price of Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in each case, the Company shall notify, in writing, all Noteholders, the Trustee and the Conversion Agent at least 35 Business Days prior to the Ex-Dividend Date for such distribution.  Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information, including, but not limited to, the declaration date, and make this information available on its website.  Once the Company has given such notice, the Notes may be surrendered for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day preceding the Ex-Dividend Date or any announcement by the Company that such distribution will not take place.  A Holder may not convert any of its Notes based on this Section 11.01(2) if the Company makes provision for such Holder to participate in the distribution without conversion as a result of holding the Notes on an “as converted” basis (i.e., as though such Holder had exchanged each $1,000 principal amount of its Notes immediately prior to the record date for such distribution for a number of shares of Common Stock equal to the then applicable Conversion Rate);

(3) Conversion Upon a Consolidation, Merger or Sale, Lease, Transfer, Conveyance or other Disposition.  In the event the Company is a party to a consolidation, merger, binding share exchange or sale or conveyance of all or substantially all of its property and assets and those of its Subsidiaries taken as a whole that does not constitute a Fundamental Change, in each case pursuant to which Common Stock would be converted into cash, securities and/or other property, at any time beginning at 5:00 p.m., New York City time, 20 Business Days prior to the date the Company notifies Holders as being the anticipated effective date of the transaction and until and including the date which is 15 calendar days after the date that is the actual effective date of such transaction.  The Company will notify Holders at least 20 Business Days prior to the anticipated effective date for any such transaction.

                (4) Conversion Upon a Fundamental Change.  In the event of a Fundamental Change, a Noteholder may surrender all or a portion of its Notes for conversion at any time beginning on the Business Day following the effective date of the Fundamental Change until 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date relating to such Fundamental Change. The Company will notify Holders at least 10 calendar days prior to the anticipated effective date of any such Fundamental Change.  Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website; and

(5) Conversion Upon Satisfaction of Trading Price Condition.  During the five consecutive Business Day period following any five consecutive Trading Day period (the “Trading Price Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 11.01(5), for each day in the Trading Price Measurement Period, was less than 98% of the product of the Closing Sale Price of Common Stock and the applicable Conversion Rate.    In connection with any conversion in accordance with this Section 11.01(5), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless requested by the Company; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Closing Sale Price of Common Stock and the applicable Conversion Rate.  At such time, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Closing Sale Price of Common Stock and the applicable Conversion Rate.  Whenever the Notes shall become convertible pursuant to this Section 11.01(5), the Company shall notify all Noteholders, the Trustee and the Conversion Agent promptly and, simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website.

SECTION 11.02.   Right to Convert On or After the HSR Redemption Notice Deadline.  Upon compliance with the provisions of this Article 11, a Noteholder shall have the right, at such Holder’s option, on or after the HSR Redemption Notice Deadline to convert all or any portion (if the portion to be converted is $1,000 principal amount or multiple thereof) of such Notes, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date based on the Conversion Rate (the “Post-HSR Deadline Conversion Obligation”).

SECTION 11.03.   Conversion Procedures.

(a) In order to exercise the conversion right with respect to any Notes in certificated form, a Holder must (A) complete and manually sign an irrevocable notice of conversion in the form entitled “Form of Conversion Notice” attached to the reverse of such certificated Note (or a facsimile thereof) (a “Conversion Notice”), (B) deliver such Conversion Notice and certificated Note to the Conversion Agent at the office of the Conversion Agent, (C) if required, furnish endorsements and transfer documents as may be required by the Conversion Agent, (D) if required pursuant to Section 11.04(i), pay funds equal to interest payable on the next Interest Payment Date and (E) if required pursuant to this Indenture, pay all transfer or similar taxes or duties.

(b) In order to exercise the conversion right with respect to any interest in a Global Note, a Holder must (A) comply with the Depositary’s procedures for converting a beneficial interest in a Global Note, (B) if required pursuant to Section 11.04(i), pay funds equal to interest payable on the next Interest Payment Date; and (C) if required pursuant to this Indenture pay all transfer or similar taxes or duties.

(c) If a Holder has submitted any Notes for repurchase pursuant to Section 4.01, such Notes may be converted only if the Holder submits a withdrawal notice in accordance with Section 4.03 prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date and if such Notes are evidenced by a Global Note, if the Holder complies with appropriate Depositary procedures.

SECTION 11.04.   Settlement Upon Conversion.

(a) Subject to this Section 11.04, upon any conversion of any Note, the Company shall deliver to converting Holders, in respect of each $1,000 principal amount of Notes being converted, solely cash, solely shares of Common Stock or a combination of cash and Common Stock (the “Conversion Settlement Amount”), at the Company’s election and without the consent of the Holders, as set forth in Section 11.04(g).

(b) Except to the extent the Company has made an Irrevocable Settlement Election, the Company shall inform Holders in writing through the Trustee of its election to deliver shares of Common Stock (together with cash in lieu of any fractional shares), pay cash or deliver and pay, as the case may be, a combination thereof (together with cash in lieu of any fractional shares, and the Specified Dollar Amount, if applicable, as described in the immediately succeeding paragraph) upon conversion of any Notes as follows:

(i) if a Fundamental Change has occurred, in the notice of Fundamental Change set forth in Section 4.02;

(ii) in respect of the Notes to be converted during the period beginning 25 Trading Days preceding the Maturity Date and ending one Trading Day preceding the Maturity Date, 26 Trading Days preceding the Maturity Date; and

(iii) in all other cases, no later than two Trading Days following the Conversion Date.

(c) If, in respect of any conversion of Notes, the Company has not made an Irrevocable Settlement Election, and the Company does not give notice (including notice of the Specified Dollar Amount, if applicable) within the time periods described in the immediately preceding section as to how it intends to settle its Conversion Obligation with respect to such Notes, the Company shall satisfy such Conversion Obligation by delivering solely shares of Common Stock (other than paying cash in lieu of any fractional share). If the Company chooses to satisfy a portion of its Conversion Obligation by paying cash (other than solely cash in lieu of any fractional share), or if the Company has made an Irrevocable Settlement Election, the Company shall notify the converting Holder(s) during the applicable periods set forth in the immediately preceding section of the Specified Dollar Amount; provided that if the Company has previously made an Irrevocable Settlement Election, the Specified Dollar Amount must be at least equal to the Minimum Cash Amount.  If, subsequent to the Company making an Irrevocable Settlement Election or electing to satisfy a portion (but not all) of its Conversion Obligation by paying cash (other than solely cash in lieu of any fractional share), the Company fails to timely notify converting Holders of the Specified Dollar Amount, the Specified Dollar Amount shall be deemed to be the Minimum Cash Amount.

(d) If the Company elects to settle any conversion of Notes by delivering solely shares of Common Stock (other than paying solely cash in lieu of fractional shares), such settlement shall occur as soon as practicable after the Company has given notice of such method of settlement.  Any settlement of a conversion of the Notes made entirely or partially in cash (other than solely cash in lieu of any fractional share) (including if the Issuer has made an Irrevocable Settlement Election) shall occur on the third Business Day immediately following the final Trading Day of the Conversion Period.

(e) The Company shall treat all converting Holders with the same Conversion Date in the same manner.  Except to the extent the Company has made an Irrevocable Settlement Election, the Company shall not have any obligation to settle conversions occurring on different Conversion Dates in the same manner.

(f) At any time on or prior to the 26th day preceding the Maturity Date, the Company may irrevocably elect to satisfy its Conversion Obligation with respect to all Notes having a Conversion Date on or after the date of such election by paying cash for at least a specified dollar amount (the “Minimum Cash Amount”) and delivering, as the case may be, cash, shares of Common Stock or a combination thereof in respect of the remainder, if any, of the Conversion Obligation.  Such election (an “Irrevocable Settlement Election”) shall be in the Company’s sole discretion and shall not require the consent of Holders.  Upon making an Irrevocable Settlement Election, the Company shall promptly (i) issue a press release and post such information on its website or otherwise publicly disclose this information and (ii) provide written notice to Holders by mailing such notice to Holders at their addresses shown in the Register, or if such Notes are held in book entry form through the Depositary, through the applicable notice procedures of the Depositary.

(g) The Conversion Settlement Amount in respect of any conversion of Notes shall be computed as follows:

(i) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by delivering solely Common Stock, the Company will deliver to the converting Holder a number of shares of Common Stock equal to (1)(i) the aggregate principal amount of Notes to be converted, divided by (ii) $1,000, multiplied by (2) the then-applicable Conversion Rate on the Conversion Date (provided that the Issuer shall pay cash in lieu of any fractional share);

(ii) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by paying solely cash, the Company shall pay to the converting Holder cash in an amount per $1,000 principal amount of Notes being converted equal to the sum of the Daily Conversion Values for each of the 25 consecutive Trading Days during the relevant Conversion Period; and

(iii) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by paying and delivering, as the case may be, a combination of cash and shares of Common Stock (including if the Company has made an Irrevocable Settlement Election) the Company shall pay and deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted an amount of cash and a number of whole shares of Common Stock equal to the sum of the Daily Settlement Amounts for each of the 25 consecutive Trading Days during the relevant Conversion Period.

(h) Subject to Section 11.04(i), upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest, unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates, in which case such interest shall be paid on such Interest Payment Date to the Holders of record on such Regular Record Date.

(i) Upon the conversion of any Notes, the Holder shall not be entitled to receive any additional cash payment for accrued and unpaid interest or Additional Interest, if any, except to the extent specified below. The Company’s delivery to the Holder of cash and, if applicable, Common Stock, together with any cash payment for any fractional share of Common Stock, into which a Note is convertible shall be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Notes so converted and accrued and unpaid interest, to, but not including, the Conversion Date. As a result, accrued and unpaid interest, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  Notwithstanding the foregoing, any Notes or portion thereof surrendered for conversion after 5:00 p.m., New York City time on the Regular Record Date for an Interest Payment Date but prior to the applicable Interest Payment Date shall be accompanied by payment from the Holder, whether or not such Holder was the Holder of record on the relevant date, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made (i) for conversions following the Regular Record Date immediately preceding the Maturity Date, (ii) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (iii) if the Company has specified a Redemption Date that is after the Regular Record Date and on or prior to the corresponding Interest Payment Date, or (iv) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

(j) The Company shall not issue fractional shares of Common Stock upon conversion of Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Notes, the Company shall make payment therefor in cash in lieu of fractional shares of Common Stock based on the VWAP of its Common Stock on the relevant Conversion Date (if the Company elects to satisfy its Conversion Obligation solely in shares of Common Stock) and based on the VWAP of the Common Stock on the last Trading Day of the relevant Conversion Period (in the case of any other settlement method).

SECTION 11.05.   Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company, without duplication, as follows:

(a) If the Company issues shares of Common Stock as a dividend or distribution on the Common Stock, which dividend or distribution consists exclusively of shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	×	OS1
OS0

where,

CR1 =
the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR0 =
the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

OS0 =
the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend date for such dividend or distribution or the effective date of such share split or combination;

OS1 =	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or combination, as the case may be.

Such adjustment shall become effective at 9:00 a.m., New York City time, on (x) the Ex-Dividend Date for such dividend or distribution or (y) the effective date of such subdivision or combination. If any dividend or distribution described in this Section 11.05(a) is declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company shall distribute to all or substantially all holders of Common Stock any rights, options or warrants entitling such holders to purchase, for a period of forty-five (45) calendar days or less from the issuance date for such distribution, shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for the issuance of such rights or warrants of Common Stock, in which event the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	×	OS0 + X
OS0 + Y

where,

CR1 =	Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR0 =	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

OS0 =	the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately at 9:00 a.m., New York City time, on the Ex-Dividend Date for such issuance. In the event that such rights, options or warrants described in this Section 11.05(b) are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such distribution had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

(c)   If the Company shall distribute to all or substantially all holders of Common Stock, shares of the Capital Stock of the Company (other than Common Stock), evidences of the Company’s indebtedness or assets or property, including securities, but excluding:

(1) any dividends or distributions referred to in Section 11.05(a);

(2) any distributions referred to in Section 11.05(b);

(3) any dividends or distributions referred to in Section 11.05(d); or

(4) any Spin-Off to which the provisions set forth below in this Section 11.05(c) apply,

in which event the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	×	SP0
SP0 – FMV

where,

CR1 =	Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR0 =	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

SP0 =	the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV=
the Fair Market Value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

Such adjustment made pursuant to the preceding paragraph of this Section 11.05(c) shall become effective at 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution.  In the event that such distribution described in the preceding paragraph of this Section 11.05(c) is not so made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to effect such distribution, to the Conversion Rate which would then be in effect if such distribution had not been declared.

In cases where the Fair Market Value of assets, debt securities or certain rights, warrants or options to purchase the Company’s securities, applicable to one share of Common Stock, distributed to all or substantially all stockholders:

(i)           equals or exceeds the average Closing Sale Price of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution, or

(ii)           such average Closing Sale Price exceeds the Fair Market Value of such assets, debt securities or rights, warrants or options so distributed by less than $1.00,

rather than being entitled to an adjustment in the Conversion Rate, the Holder of a Note will be entitled to receive upon conversion, in addition to the cash equal to the Conversion Settlement Amount, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution, if any, that such Holder would have received if such Holder had converted such Notes immediately prior to the record date for determining the stockholders entitled to receive the distribution.

If the transaction that gives rise to an adjustment pursuant to this Section 11.05(c) is, however, one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (a “Spin-Off”) that are listed on any national or regional securities exchange, then the Conversion Rate will instead be adjusted based on the following formula:

CR1	=	CR0	×	FMV + MP0
MP0

where,

CR1 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;

CR0 =	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for the Spin-Off;

FMV=
the average of the last reported sales price of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the third Trading Day after the Ex-Dividend Date for such Spin-Off (such period, the “Valuation Period”); and

MP0 =	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

Such adjustment made pursuant to the preceding paragraph of this Section 11.05(c) shall be made immediately prior to 9:00 a.m., New York City time, on the Trading Day after the last day of the Valuation Period, but will be given effect at 9:00 a.m., New York City time, on the Ex-Dividend Date for the Spin-Off.  If the Ex-Dividend Date for the Spin-Off is less than ten Trading Days prior to, and including, the end of the applicable Conversion Period in respect of any conversion, references within this Section 11.05(c) to ten Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such applicable Conversion Period. For purposes of determining the applicable Conversion Rate, in respect of any conversion during the ten Trading Days commencing on the Ex-Dividend Date for any Spin-Off, references within the portion of this Section 11.05(c) related to Spin-Offs to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Conversion Date. In the event that such Spin-Off described in the preceding paragraph of this Section 11.05(c) is not so made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to effect such Spin-Off, to be the Conversion Rate which would then be in effect if such Spin-Off had not been declared.

(d)  If the Company pays any dividends or other distributions consisting exclusively of cash to all or substantially all holders of Common Stock (other than dividends or distributions made in connection with the Company’s liquidation, dissolution or winding-up or upon a Reorganization Event), in which event the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	×	SP0
SP0 – C

where,

CR1 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR0 =	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

SP0 =	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C =	the amount in cash per share the Company distributes to holders of its Common Stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

Such adjustment shall become effective at 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution. In the event that any distribution described in this Section 11.05(d) is not so made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of Common Stock on the Trading Day immediately succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	×	AC + ( SP1 × OS1 )
OS0 × SP1

where,

CR1 =	the Conversion Rate in effect at 5:00 p.m., New York City time on the Trading Day immediately following the Expiration Date;

CR0 =	the Conversion Rate in effect at 5:00 p.m. New York City time on the Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

SP1 =
the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date (the “Averaging Period”);

OS1 =	the number of shares of Common Stock outstanding immediately after the close of business on the Expiration Date (after giving effect to such tender offer or exchange offer); and

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to such tender offer or exchange offer).

Such adjustment shall become effective at 9:00 a.m., New York City time, on the Trading Day next succeeding the Expiration Date. If the Trading Day next succeeding the Expiration Date is less than ten Trading Days prior to, and including, the end of the applicable Conversion Period in respect of any conversion, references within this Section 11.05(e) to ten Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Conversion Period. For purposes of determining the applicable Conversion Rate, in respect of any conversion during the ten Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 11.05(e) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date. In the event that the Company is, or one of the Company’s Subsidiaries is, obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company is, or such Subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 11.05(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 11.05(e).

(f) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 calendar days if the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the Company’s best interest, which determination shall be conclusive.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of the Notes a notice of the increase, which notice will be given at least fifteen calendar days prior to the effectiveness of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(g) In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

(h) All calculations and other determinations under this Article 11 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.  No adjustment pursuant to this Section 11.05 to the Conversion Rate shall be required unless such adjustment would require a change of at least one percent (1%) in such Conversion Rate; provided that any adjustments that by reason of this Section 11.05(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (x) annually on the anniversary of the Closing Date and otherwise (y)(1) upon conversion of any Notes, (2) upon the giving of any Redemption Notice or (3) prior to the Fundamental Change Repurchase Date, unless such adjustment has already been made.

(i) Whenever the Conversion Rate is adjusted as herein provided, the Company will issue a press release containing the relevant information, including, but not limited to, any applicable declaration date, and make this information available on its website.  In addition, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth any applicable declaration date and the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Note at its last address appearing on the Register within 20 calendar days of the effective date of such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j) In any case in which this Section 11.05 provides that an adjustment shall become effective at 9:00 a.m., New York City time, on (i) the Ex-Dividend Date for a dividend or distribution described in Section 11.05(a), 11.05(c) and 11.05(d), (ii) the effective date for a subdivision or combination of Common Stock described in Section 11.05(a), (iii) the Ex-

Dividend Date for the determination of stockholders entitled to receive a rights or warrants pursuant to Section 11.05(b), or (iv) the Expiration Date for any tender or exchange offer pursuant to Section 11.05(e), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) paying to the Holder of any Notes converted after such Determination Date and before the occurrence of such Adjustment Event, the cash payable in respect of the Additional Shares of Common Stock upon which the Conversion Rate would be based over and above the shares of Common Stock upon which the Conversion Rate would be based before giving effect to such adjustment.  For purposes of this Section 11.05(k), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (i) hereof, the date any such dividend or distribution is paid or made,

(ii) in any case referred to in clause (ii) hereof, the occurrence of such event,

(iii) in any case referred to in clause (iii) hereof, the date of expiration of such rights or warrants, and

(iv) in any case referred to in clause (iv) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(k) Notwithstanding any of the foregoing clauses in this Section 11.05, the applicable Conversion Rate will not be adjusted pursuant to this Section 11.05 if the Holders of the Notes will participate in the transaction that would otherwise give rise to adjustment pursuant to this Section 11.05 without conversion of such Holder’s Notes on an “as converted” basis (i.e., as though such Holder had exchanged each $1,000 principal amount of its Notes immediately prior to the record date for such transaction for a number of shares of Common Stock equal to the then applicable Conversion Rate).  In no event will the Company adjust the Conversion Rate to the extent that the adjustment would reduce the Conversion Price below the par value per share of Common Stock.  In addition, the applicable Conversion Rate will not be adjusted:

(1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(2) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

                                                (3)upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (2) and outstanding as of the Issue Date;

(4) for a change in the par value of Common Stock; or

(5) for accrued and unpaid interest.

(l) For purposes of this Section 11.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(m) Whenever any provision of this Indenture requires the Company to calculate an average of Closing Sale Prices of Common Stock over multiple days, the Company will make appropriate adjustments (determined by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs at any time during the period during which the average is to be calculated. In addition, if during a period applicable for calculating the VWAP or Closing Sale Price of Common Stock an event occurs that requires an adjustment to the Conversion Rate, the VWAP or Closing Sale Price of Common Stock shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such event on the price of Common Stock during such period.

SECTION 11.06.   Effect of Reclassification, Consolidation, Merger or Sale.  If any of the following events occur:

(a) any reclassification or change of the outstanding Common Stock (other than a change in par value or as a result of a subdivision or combination to which Section 11.05(a) applies),

(b) any consolidation or merger of the Company with or into another Person or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets and those of its Subsidiaries taken as a whole to any other Person or Persons, and, in either case, the holders of Common Stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, (any such event or transaction, a “Reorganization Event”), in each case, the Company or the Successor Company, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that from, and after the effective date of such Reorganization Event, the Conversion Settlement Amount shall, without the consent of any Holders of Notes, become convertible based on the value over the applicable Conversion Period of the cash, securities or other property consideration which the holders of Common Stock received in such Reorganization Event (the “Reference Property”).  If the Reorganization Event causes Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property upon which the Conversion Settlement Amount will be based will be deemed to be the weighted average of the kind and amount of consideration received by the holders of Common Stock that affirmatively make such an election.  In all cases, the provisions under Sections 11.05 and 11.09 shall continue to apply with respect to the calculation of the Conversion Settlement Amount, with the Daily Conversion Value, Daily Settlement Amount and the VWAP determined based on a unit of Reference Property that a holder of one share of Common Stock would have received in such transaction; provided, however, that if the holders of Common Stock receive only cash in such Reorganization Event, the Conversion Settlement Amount for each $1,000 principal amount of Notes shall equal the Conversion Rate in effect on the Conversion Date multiplied by the price paid per share of Common Stock in such Reorganization Event and settlement will occur on the third trading day following the Conversion Date.  The Company hereby agrees not to become a party to any such transaction unless its terms are consistent with the foregoing.  Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Article 11.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at the address of such Holder as it appears on the Register of the Notes maintained by the Registrar, within twenty calendar days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 11.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, leases, transfers, conveyances or other dispositions.

(c) If this Section 11.06 applies to any event or occurrence, Section 11.05 shall not apply.

SECTION 11.07.   Notice to Holders Prior to Certain Actions.  Except where notice is required pursuant to Section 11.01 or Section 11.02, in case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 11.05; or

(b) the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 11.05; or

(c) of any reclassification of Common Stock of the Company (other than a share split or share combination of its outstanding Common Stock, or a change in par value), or of any share exchange, consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, transfer, sale, lease or other disposition of all or substantially all of the consolidated assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Noteholder at his address appearing on the Register provided for in Section 2.05, as promptly as possible but in any event at least 20 calendar days prior to the applicable date hereinafter specified, a notice stating (x) the declaration date of the dividend or other distribution, (y) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (z) the date on which such reclassification, share exchange, consolidation, merger, conveyance, transfer, sale, lease or other disposition, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 11.08.   Shareholder Rights Plans.  If the rights provided for in any rights plan adopted by the Company have separated from Common Stock in accordance with the provisions of such rights plan, the Conversion Rate will be adjusted as provided in Section 11.05(c).

SECTION 11.09.   Adjustment to Conversion Rate Upon a Non-Stock Change of Control and Certain Notices of Redemption.

(a) If (i) a Holder elects to convert its Notes in connection with a Non-Stock Change of Control, or (ii) the Company elects to redeem all but not less than all of the Notes pursuant to Section 3.01, then in each case the Conversion Rate applicable to such converted or redeemed Notes shall be increased by a number of additional shares of Common Stock (the “Additional Shares”) as set forth below.

(b) Any conversion by a Holder will be deemed to have occurred in connection with a Non-Stock Change of Control only if the Conversion Notice is received by the Conversion Agent during the period from the Business Day following the Non-Stock Change of Control Effective Date to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date relating to such Non-Stock Change of Control and notwithstanding the fact that a Note may then be convertible because another condition to conversion has been satisfied. The number of Additional Shares shall be determined by reference to the table below, based on the Effective Date and the Non-Stock Change of Control Stock Price.  If holders of Common Stock receive only cash in the Non-Stock Change of Control, the Non-Stock Change of Control Stock Price shall be the cash amount paid per share. Otherwise, the Non-Stock Change of Control Stock Price shall be the average of the Closing Sale Prices of Common Stock on the five Trading Days prior to, but not including, the Effective Date of such Non-Stock Change of Control.

(c) With respect to a redemption of Notes pursuant to Section 3.01, the Additional Shares will be determined by reference to the table below, based on the Redemption Notice Effective Date and the Redemption Stock Price.

The number of Additional Shares set forth in the table below shall be adjusted in the same manner as and as of any date on which the Conversion Rate is adjusted pursuant to this Article 11.  The stock prices set forth in the first row of the table below (i.e., the column headers)

shall be adjusted, as of any date on which the Conversion Rate is adjusted, to equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which shall be the Conversion Rate immediately prior to the adjustment and the denominator of which shall be the Conversion Rate as so adjusted.

The following table sets forth the Stock Price and number of Additional Shares by which the Conversion Rate shall be increased:

	Stock Price
Effective Date	$16.83	$19.00	$21.46	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$60.00	$70.00	$80.00
November 22, 2011	12.8156	12.6809	10.0194	7.3714	5.0112	3.5376	2.5580	1.8758	1.3843	0.7482	0.3806	0.1634
December 15, 2012	12.8156	11.9437	9.2567	6.6454	4.3925	3.0340	2.1562	1.5584	1.1350	0.5961	0.2908	0.1140
December 15, 2013	12.8156	11.0266	8.2941	5.7265	3.6181	2.4155	1.6735	1.1857	0.8485	0.4288	0.1954	0.0620
December 15, 2014	12.8156	9.8216	6.9878	4.4692	2.5794	1.6142	1.0722	0.7395	0.5189	0.2506	0.1010	0.0161
December 15, 2015	12.8156	8.1833	5.0692	2.5980	1.1170	0.5746	0.3527	0.2418	0.1727	0.0821	0.0209	0.0000
December 15, 2016	12.8156	6.0294	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(1)           If the Stock Price and Effective Date are not set forth on the table above and the Stock Price is between two Stock Prices set forth in such table or the Effective Date is between two Effective Dates set forth in the table, the number of Additional Shares shall be determined by the Company by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two Effective Dates, as applicable, based on a 360-day year.

(2)           If the Stock Price is:

(a) in excess of $80.00 per share (subject to adjustment), the Conversion Rate will not be increased; or

(b) less than $16.83 per share (subject to adjustment), the Conversion Rate will not be increased.

(3)           Notwithstanding the foregoing, in no event will the Conversion Rate as adjusted exceed $59.4177 per $1,000 principal amount of the Notes, subject to adjustment in the same manner as the Conversion Rate as set forth in this Article 11.

SECTION 11.10.   Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Conversion Rate or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the amount of the cash (or to the extent provided by Section 11.05(f), the validity or value or the kind or amount of any assets, debt securities or rights, warrants or options that may at any time be issued or delivered upon the conversion of any Note); and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to deliver cash (or to the extent provided by Section 11.05(f), transfer or deliver any assets, debt or rights, warrants or options upon the surrender of any Note) for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 11.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.06 relating either to the kind or amount of shares of stock or securities or property (including cash) upon which the Conversion Settlement Amount will be based after any event referred to in such Section 11.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 10.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.  Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 11.01 has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 11.01 with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 11.01.

ARTICLE 12

Miscellaneous

SECTION 12.01.   Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control.

SECTION 12.02.   Notices.  Any notice or communication shall be in writing (including telecopy) and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

3D Systems Corporation
333 Three D Systems Circle
Rockhill, SC 29730

Attention: President and Chief Executive Officer

if to the Trustee:

Wells Fargo Bank, National Association
7000 Central Parkway
Suite 550
Atlanta, GA 30328
Attention: Corporate Trust Services

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder’s address as it appears on the Register of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03.   Communication by Noteholders with Other Noteholders.  Noteholders may communicate pursuant to Trust Indenture Act § 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act § 312(c).

SECTION 12.04.   Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05.   Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 12.06.   When Notes Disregarded.  In determining whether the Noteholders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 12.07.   Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Noteholders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.08.   Business Day.  A “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

SECTION 12.09.   GOVERNING LAW, WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION AND SERVICE.  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

To the fullest extent permitted by applicable law, the Company hereby irrevocably submits to the jurisdiction of any federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Notes and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum.  The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company, and may be enforced in any courts to the jurisdiction of which the Company is subject by a suit upon such judgment, provided, that service of process is effected upon the Company in the manner specified herein or as otherwise permitted by law.  The Company hereby irrevocably designates and appoints Corporation Service Company (the "Process Agent") as its authorized agent for purposes of this section, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company.  The Company further agrees that service of process upon the Process Agent and written notice of said service to the Company, mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Company, in any such suit or proceeding.  The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary, to continue such designation and appointment of the Process Agent in full force and effect so long as the Company, has any outstanding obligations under this Indenture.  To the extent the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture to the extent permitted by law.

SECTION 12.10.   No Recourse Against Others.  A director, officer, employee, incorporator, shareholder or partner, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Noteholder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 12.11.   Successors.  All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12.   Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 12.13.   Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.14.   Severability Clause.  In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 12.15.   Calculations.  Except as otherwise provided herein, the Company will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, the Trading Price of the Notes, accrued interest payable on the Notes, the amount and timing of any adjustments to the Conversion Rate and Conversion Price and the Conversion Settlement Amount deliverable upon conversion. The Company or its agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders. The Company will provide a schedule of these calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to conclusively rely upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward these calculations to any holder of the Notes upon the written request of that Holder.

SECTION 12.16.   U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

3D SYSTEMS CORPORATION, as Issuer

By:	/s/ Robert M. Grace, Jr.
Name: Robert M. Grace, Jr.
Title: Vice President, General Counsel and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

[Signature page to Indenture]

EXHIBIT A
[FORM OF FACE OF NOTE]

[Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO 3D SYSTEMS CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Note Legend]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (II) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO

EACH OF THEM, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

No.______

5.50% Senior Convertible Notes due 2016

CUSIP No.: 88554D AA4

ISIN No.: US88554DAA46

3D SYSTEMS CORPORATION, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of [______] Million Dollars ($______) or such lesser amount as is indicated in the records of the Trustee and DTC, on December 15, 2016, and to pay interest thereon from November 22, 2011, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 of each year, commencing June 15, 2012, at the rate of 5.50% per annum, until the principal hereof is paid or made available for payment or converted.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on the Regular Record Date for such interest, which shall be June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee following notice from the Trustee, notice whereof shall be given to Holders of Notes not more than fifteen calendar days and not less than ten calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture (as defined on the reverse hereof).

Interest on the Notes will be calculated on the basis of a 360 day year consisting of twelve 30 day months.  If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture (as defined on the reverse hereof) or be valid or obligatory for any purpose.

Dated:
3D SYSTEMS CORPORATION, a Delaware Corporation

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the
Notes referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

5.50% Senior Convertible Notes due 2016

3D SYSTEMS CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued this Note under an Indenture dated as of November 22, 2011, (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee, to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered.  Except as specifically provided herein, all terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

1.	Further Provisions Relating to Interest

(a) Subject to Section 7.03(b) of the Indenture, if, at any time during the six-month period beginning on, and including, the date which is six months after the last date of the original issuance of the Notes, the Company fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than current reports on Form 8-K), the Company shall (i) pay Additional Interest on the Notes which shall accrue on the Notes at a rate of 0.50% per annum of the principal amount of Notes outstanding for each day during such period for which the Company’s failure to file, as described above, has occurred and is continuing and (ii) notify the Trustee of such late filing promptly, but no later than 3 Business Days after such failure to timely file.

(b) Notwithstanding anything to the contrary in the Indenture, if the Company so elects, the sole remedy for an Event of Default relating to the Company’s failure to perform or observe the covenant in Section 5.03(a) of the Indenture will for the 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive Reporting Additional Interest on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes.  Reporting Additional Interest will be payable in the same manner and on the same Interest Payment Dates as the stated interest payable on the Notes.  Reporting Additional Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure by the Company to comply with its obligations pursuant to Section 5.03(a) first occurs to, but not including, the 90th day thereafter (or such earlier date on which the Event of Default relating to the Company’s obligations pursuant to Section 5.03(a) shall have been cured or waived).  On such 90th day (or earlier, if an Event of Default relating to the Company’s obligations pursuant to Section 5.03(a) is cured or waived prior to such 90th day), such Reporting Additional Interest will cease to accrue and the Notes will be subject to acceleration as provided in Section 7.02 of the Indenture if such Event of Default is continuing.  To make an election described in this paragraph, the Company must provide written notice of such election to pay Reporting Additional Interest to the Trustee prior to the occurrence of the Event of Default.  In the event the Company does not elect to pay the Reporting Additional Interest upon an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided in Section 7.02 of the Indenture.

(c) Except as otherwise specifically set forth, all references herein to “interest” include Defaulted Interest, if any, Additional Interest, if any, and Reporting Additional Interest, if any.

(d) The Company shall pay interest (to the extent lawful) on overdue principal, Fundamental Change Repurchase Price or interest at the rate per annum borne by the Notes plus 1%.

2.	Method of Payment

The Company will pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of the Notes at 5:00 p.m., New York City time, on the June 1 and December 1 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date, except as otherwise provided in the Indenture.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

The Company shall pay interest on:

(i)  any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee;

(ii)  any Notes in certificated form having a principal amount of less than $5,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register, provided, however, that the interest payable on the Maturity Date will be paid to the Person to whom the principal amount is paid; and

(iii)  any Notes in certificated form having a principal amount of $5,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Notes duly delivered to the trustee at least five Business Days prior to the relevant Interest Payment Date, provided, however, that the interest payable on the Maturity Date will be paid to the Person to whom the principal amount is paid.

3.	Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent

Initially, Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States (the “Trustee”), will act as Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent.  The Company may appoint and change any Paying Agent or Registrar upon written notice to such Paying Agent or Registrar and to the Trustee.  The Company may appoint and change any Conversion Agent or Bid Solicitation Agent without notice.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.	Sinking Fund

The Notes are not subject to any sinking fund.

5.	Redemption

The Notes are subject to redemption at the option of the Company pursuant to the terms and conditions described in Article 3 of the Indenture.

6.	Repurchase of Notes at the Option of Noteholders Upon a Fundamental Change

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Notes such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date.  The Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the fifth (5th) calendar day after the occurrence of such Fundamental Change.

7.	Conversion

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and/or upon the occurrence of certain conditions specified in the Indenture and prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or multiples thereof at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a Conversion Notice as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose.  Upon conversion, the Company shall satisfy its obligation in cash, shares of Common Stock or a combination of cash and shares of Common Stock. The initial Conversion Rate shall be 46.6021 shares of Common Stock for each $1,000 principal amount of Notes.

8.	Denominations, Transfer, Exchange

The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000.  A Noteholder may transfer or exchange Notes in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

9.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10.	Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any cash (or other property) due in respect of cash converted Notes that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money and/or securities must look to the Company for payment as general creditors.

11.	Amendment, Waiver

Subject to certain exceptions, the Indenture contains provisions permitting an amendment of the Indenture or the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and the waiver of any Event of Default (subject to certain exceptions as described in the Indenture) or noncompliance with any provision with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes.

In addition, the Indenture permits an amendment of the Indenture or the Notes without the consent of any Holder under circumstances specified in the Indenture.  The Indenture also permits an amendment of the Indenture or the Notes only with the consent of any Holder affected thereby under circumstances specified in the Indenture.

12.	Defaults and Remedies

Except as specified in the Indenture, if an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.  If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders.  Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Noteholders unless such Noteholders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.  Subject to certain exceptions, no Noteholder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Noteholder has previously given to the Trustee written notice stating that an Event of Default is continuing; (ii) Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy and offer to the Trustee security or indemnity satisfactory to it against any costs, liability or expense of the Trustee; (iii) the Trustee does not comply with the request within 60 calendar days after receipt of the request and the offer of security or indemnity; and (iv) the Trustee does not receive an inconsistent direction from Holders of a majority in aggregate principal amount of the Notes during such 60 day period.  Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Noteholder or that would involve the Trustee in personal liability or expense for which the Trustee has not received adequate indemnity as determined by it in good faith.  Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note or the Conversion Settlement Amount upon cash conversion of this Note, at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

13.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.	No Recourse Against Others

A director, officer, employee, incorporator, shareholder or partner, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Noteholder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

15.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

16.	Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

17.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

18.	CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Noteholders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any holder of Notes upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Note.

 CONVERSION NOTICE

TO:	3D SYSTEMS CORPORATION

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Note hereby irrevocably exercises the option to cash convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable upon such cash conversion and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If any portion of this Note not converted is to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated: ______________________

______________________________

______________________________
Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

______________________________
Signature Guarantee

Fill in the registration of Notes if to be delivered, and the person to whom cash is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

__________________________
(Name)

______________________________
(Street Address)

______________________________
(City, State and Zip Code)

Principal amount to be converted

 (if less than all):

$_____________________________

Social Security or Other Taxpayer

 Identification Number:

______________________________

NOTICE:  The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO:	3D SYSTEMS CORPORATION
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from 3D Systems Corporation (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date to the registered holder hereof.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:                      ______________________

Signature(s):                      ______________________

                            ______________________

NOTICE:  The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable):    ____________________________

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):______________________

Social Security or Other Taxpayer Identification Number:    ________________

ASSIGNMENT

For value received ________________________________________ hereby sell(s) assign(s) and transfer(s) unto ___________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints ______________________________________ attorney to transfer said Notes on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Notes prior to the first anniversary of the last date of the original issuance of the Notes, the undersigned confirms that such Notes are being transferred:

[ ]	To 3D Systems Corporation or a subsidiary thereof; or

[ ]	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

[ ]	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

[ ]	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Notes have been transferred to 3D Systems Corporation or a subsidiary thereof, the undersigned confirms that such Notes are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated: ______________________

______________________________

______________________________
Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

______________________________
Signature Guarantee

NOTICE:  The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.